Exhibit 99.1

Press Release

Weatherford Reports First Quarter 2013 Results
Earnings per Share of $0.15

GENEVA, SWITZERLAND, May 3, 2013 - Weatherford International Ltd. (NYSE and SIX: WFT) today reported first quarter 2013 revenues of $3,837 million with net income of $117 million, or $0.15 per diluted share, excluding after-tax losses of $95 million. On a GAAP basis, our net income for the first quarter of 2013 was $22 million, or $0.03 per diluted share. The excluded after-tax losses included:
  $61 million of foreign exchange losses recognized upon the devaluation of the Venezuelan bolivar;
  $18 million in professional fees associated with our income tax remediation efforts;
  $8 million associated with legacy lump sum contracts in Iraq; and
  $8 million in severance, exit and other charges.
The Non-GAAP effective tax rate for the quarter was 28%.

First quarter revenues of $3,837 million were seven percent higher than the same period last year and down five percent sequentially.  International revenues of $2,145 million were up 17 percent over the same period in 2012 and down ten percent sequentially.  North America revenue of $1,692 million was up one percent sequentially, and down four percent versus the same quarter of 2012.

Segment operating income was $429 million on a GAAP basis.  Adjusted for excluded items, segment operating income of $432 million was down eight percent sequentially, and down 23 percent from the same quarter of 2012.  On an adjusted basis, corporate expenses were essentially flat compared to the previous quarter.

Consistent with previously published views, the company expects the second half of 2013 to show modest growth in North America revenues and operating income. Latin America will maintain a steady improvement throughout the year. The outlook for the Eastern Hemisphere remains positive with continued expansion in Europe, Sub-Sahara Africa and Russia, with continued recovery in the Middle East/North Africa and Asia Pacific Region.

The Company maintains its estimate of an annual effective tax rate for 2013 of 34%.

North America
North America revenues for the quarter were $1,692 million, a four percent decrease over the same quarter in the prior year and up one percent sequentially.  The quarter's operating income was $224 million, down $134 million, or 37 percent from the same quarter in the prior year and down one percent, sequentially.  This result is consistent with the decline in US land rig count relative to the first quarter of 2012 and the continued oversupply of hydraulic fracturing capacity.  In addition, the bulk sale of our US guar inventory held at market value reduced North America margins.

Middle East/North Africa/Asia Pacific
First quarter revenues of $785 million were up $190 million, or 32 percent higher than the first quarter of 2012, and $66 million, or eight percent lower sequentially. The sequential decline is typical of seasonal effects in Asia. The current quarter's operating income of $45 million decreased $8 million, or 15 percent from the same quarter in the prior year, and declined 22 percent sequentially.

Europe/Sub-Sahara Africa/Russia
First quarter revenues of $633 million were eleven percent higher than the first quarter of 2012 and down five percent from the prior quarter.   Sequentially, the decline is attributable to normal winter seasonality, and its first quarter impact on the North Sea and Russia.  The current quarter's operating income of $65 million was essentially flat when compared to the same quarter in the prior year, and was up $6 million, or 10 percent from the prior quarter.

Latin America
First quarter revenues of $727 million were up $56 million or eight percent compared to the first quarter of 2012, and down $129 million, or 15 percent sequentially.  The current quarter's operating income of $98 million increased 18 percent compared to the same quarter in the prior year, and decreased 22 percent from the prior quarter.

Liquidity and Net Debt
Net debt increased $308 million sequentially, primarily as a result of the timing of interest payments associated with our senior notes as well as an increase in working capital of $67 million, and certain prepayment items. Driving the change in working capital, days sales outstanding increased to 90 days and days sales in inventory increased to 88 days.

Non-GAAP Performance Measures
Non-GAAP performance measures and corresponding reconciliations to GAAP financial measures have been provided to offer meaningful comparisons between current results and results in prior operating periods.

Conference Call
The Company will host a conference call with financial analysts to discuss the quarterly results on May 3, 2013 at 8:30 a.m. eastern daylight saving time, 7:30 a.m. central daylight saving time. The company invites investors to listen to the call live via company's website, www.weatherford.com in the Investor Relations section.  A recording of the conference call and transcript of the call will be available on that section of the website shortly after the call ends.

Weatherford is a Swiss-based, multinational oilfield service company.  It is one of the largest global providers of technology and services for the oil and gas industry. Weatherford operates in over 100 countries and employs over 70,000 people worldwide.
# # #

Contacts:          John H. Briscoe                                               +1.713.836.4610
Senior Vice President and Chief Financial Officer

Karen David-Green                                         +1.713.836.7430
Vice President – Investor Relations

Forward-Looking Statements

This press release and the documents referenced herein contain, and the conference call announced in this release may include, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This includes statements related to future levels of earnings, revenue, expenses, margins, capital expenditures, changes in working capital, cash flows, tax expense, effective tax rates and net income, as well as the prospects for the oilfield service business generally and our business in particular, as well as statements regarding timing or content of the financial information that will be filed with the SEC regarding the current period. Forward-looking statements also include any statements about the resolution or potential future resolution of our ongoing remediation of our material weaknesses in internal control over financial reporting for income taxes and our assessment of the degree to which historical remediation efforts have been successful to date.  It is inherently difficult to make projections or other forward-looking statements in a cyclical industry and given the current macroeconomic uncertainty. Such statements are based upon the current beliefs of Weatherford's management, and are subject to significant risks, assumptions and uncertainties. These include  the company's  inability to design or improve internal controls to address identified issues; the impact upon operations of legal compliance matters or internal controls review, improvement and remediation, including the detection of wrongdoing, improper activities or circumvention of internal controls; difficulties in controlling expenses, including costs of legal compliance matters or internal controls review, improvement and remediation; impact of changes in management or staff levels, the effect of global political, economic and market conditions on the company's projected results; the possibility that the company may be unable to recognize expected revenues from current and future contracts; the effect of currency fluctuations on the company's business; the company's ability to manage its workforce to control costs; the cost and availability of raw materials, the company's ability to manage its supply chain and business processes; the company's ability to commercialize new technology; whether the company can realize expected benefits from its redomestication of its former Bermuda parent company; the company's ability to realize expected benefits from its acquisitions and dispositions; the effect of a downturn in its industry on the company's carrying value of its goodwill; the effect of weather conditions on the company's operations; the impact of oil and natural gas prices and worldwide economic conditions on drilling activity; the effect of turmoil in the credit markets on the company's ability to manage risk with interest rate and foreign exchange swaps; the outcome of pending government investigations, including the Securities and Exchange Commission's investigation of the circumstances surrounding the company's material weakness in its internal control over financial reporting of income taxes; the outcome of ongoing litigation, including shareholder litigation related to the company's material weakness in its internal control over financial reporting of income taxes and its restatement of historical financial statements; the future level of crude oil and natural gas prices; demand for our products and services; levels of pricing for our products and services; utilization rates of our equipment; the effectiveness of our supply chain; weather-related disruptions and other operational and non-operational risks that are detailed in our most recent Form 10-K and other filings with the U.S. Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or underlying assumptions prove incorrect, actual results may vary materially from those indicated in our forward-looking statements. Specifically, statements regarding the current period assume that there will be no subsequent events or other adverse developments after the date of this press release that cause our financial statements for the current period, when filed with the SEC, to vary materially from the amounts herein.  We undertake no obligation to correct or update any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required under federal securities laws.

Weatherford International Ltd.
Consolidated Condensed Statements of Operations
(Unaudited)
(In Millions)

	Three Months Ended
	3/31/2013	3/31/2012

Net Revenues:
North America	$1,692	$1,754
Middle East/North Africa/Asia	785	595
Europe/SSA/Russia	633	571
Latin America	727	671
	3,837	3,591

Operating Income (Expense):
North America	224	358
Middle East/North Africa/Asia	45	53
Europe/SSA/Russia	65	66
Latin America	98	83
Research and Development	(67)	(62)
Corporate Expenses	(48)	(50)
Other Items	(38)	(78)
	279	370

Other Income (Expense):
Interest Expense, Net	(131)	(112)
Devaluation of Venezuelan Bolivar	(100)	-
Other, Net	(13)	(18)

Income (Loss) Before Income Taxes	35	240

Benefit (Provision) for Income Taxes:
Provision for Operations	(48)	(116)
Adjustments to Provision	43	6
	(5)	(110)

Net Income (Loss)	30	130
Net Income Attributable to Noncontrolling Interests	(8)	(7)
Net Income (Loss) Attributable to Weatherford	$22	$123

Earnings Per Share Attributable to Weatherford
Basic	$0.03	$0.16
Diluted	$0.03	$0.16

Weighted Average Shares Outstanding:
Basic	769	760
Diluted	773	766

Weatherford International Ltd.
Selected Statements of Operations Information
(Unaudited)
(In Millions)

	Three Months Ended
	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012

Net Revenues:
North America	$1,692	$1,682	$1,725	$1,663	$1,754
Middle East/North Africa/Asia	785	851	700	649	595
Europe/SSA/Russia	633	669	626	653	571
Latin America	727	856	768	782	671
	$3,837	$4,058	$3,819	$3,747	$3,591

	Three Months Ended
	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012

Operating Income (Expense):
North America	$224	$226	$297	$226	$358
Middle East/North Africa/Asia	45	58	36	24	53
Europe/SSA/Russia	65	59	88	102	66
Latin America	98	125	97	90	83
Research and Development	(67)	(63)	(68)	(64)	(62)
Corporate Expenses	(48)	(49)	(48)	(49)	(50)
Goodwill and Equity Investment Impairment	-	-	-	(793)	-
Sanctioned Country Loss Contingency	-	-	-	(100)	-
Other Items	(38)	(111)	(87)	(68)	(78)
	$279	$245	$315	$(632)	$370

	Three Months Ended
	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012

Product Line Revenues:
Formation Evaluation and Well Construction(1)	$2,273	$2,348	$2,128	$2,058	$2,034
Completion and Production(2)	1,564	1,710	1,691	1,689	1,557
	$3,837	$4,058	$3,819	$3,747	$3,591

	Three Months Ended
	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012

Depreciation and Amortization:
North America	$108	$108	$108	$101	$95
Middle East/North Africa/Asia	93	94	90	85	83
Europe/SSA/Russia	71	71	63	60	61
Latin America	68	63	61	59	55
Research and Development and Corporate	6	7	7	6	5
	$346	$343	$329	$311	$299

(1) Formation Evaluation and Well Construction includes Drilling Services, Well Construction, Integrated Drilling, Wireline and Evaluation Services, Drilling Tools and Fishing and Re-entry.

(2) Completion and Production includes Artificial Lift Systems, Stimulation and Chemicals, Completion Systems and Pipeline and Specialty Services

We report our financial results in accordance with generally accepted accounting principles (GAAP).  However, Weatherford's management believes that certain non-GAAP financial measures and ratios (as defined under the SEC's Regulation G) may provide users of this financial information additional meaningful comparisons between current results and results in prior periods.   The non-GAAP financial measures we may present from time to time include: (1) operating income or income from continuing operations excluding certain charges or amounts, (2) the provision for income taxes excluding discrete items and (3) the resulting non-GAAP net income and per share amounts.  These adjusted amounts are not measures of financial performance under GAAP.  Accordingly, these amounts should not be considered as a substitute for operating income, provision for income taxes, net income or other data prepared and reported in accordance with GAAP. See the table below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three months ended March 31, 2013, December 31, 2012, and March 31, 2012.  Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, the Company's reported results prepared in accordance with GAAP.

Weatherford International Ltd.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In Millions, Except Per Share Amounts)

	Three Months Ended
	3/31/2013	12/31/2012	3/31/2012
Operating Income:
GAAP Operating Income	$279	$245	$370
Tax Remediation and Restatement Expenses	21	50	15
Legacy Contracts (a)	3	30	31
Other Adjustments	14	31	32
Non-GAAP Operating Income	$317	$356	$448

Income (Loss) Before Income Taxes:
GAAP Income (Loss) Before Income Taxes	$35	$89	$240
Devaluation of Venezuelan Bolivar	100	-	-
Tax Remediation and Restatement Expenses	21	50	15
Legacy Contracts	3	30	31
Other Adjustments	14	31	29
Non-GAAP Income (Loss) Before Income Taxes	$173	$200	$315

Benefit (Provision) for Income Taxes:
GAAP Benefit (Provision) for Income Taxes	$(5)	$(203)	$(110)
Devaluation of Venezuelan Bolivar	(39)	-	-
Tax Remediation and Restatement Expenses	(3)	(7)	(3)
Legacy Contracts	5	34	-
Other Adjustments	(6)	(8)	(3)
Non-GAAP Benefit (Provision) for Income Taxes	$(48)	$(184)	$(116)

Net Income (Loss) Attributable to Weatherford:
GAAP Net Income (Loss)	$22	$(122)	$123
Total Charges, net of tax	95 (b)	130 (c)	69 (d)
Non-GAAP Net Income	$117	$8	$192

Diluted Earnings (Loss) Per Share Attributable to Weatherford:
GAAP Diluted Earnings (Loss) per Share	$0.03	$(0.16)	$0.16
Total Charges, net of tax	0.12	0.17	0.09
Non-GAAP Diluted Earnings per Share	$0.15	$0.01	$0.25

GAAP Effective Tax Rate (e)	14%	228%	46%
Annual Effective Tax Rate (f)	28%	92%	37%

Note (a):  The revenues associated with the legacy lump sum contracts in Iraq were $166 million, $177 million and $51 million in each of the three months ended March 31, 2013, December 31, 2012, and March 31, 2012, respectively.
Note (b):  Non-GAAP adjustments are comprised of (i) charge for the devaluation of the Venezuelan Bolivar of $61 million, (ii) tax restatement and remediation expenses of $18 million, (iii) $8 million in operating losses and tax expense related to legacy lump sum contracts in Iraq, (iv) $8 million in other adjustments consisting of severance and other charges including $3 million in investigation related expenses.
Note (c):  Non-GAAP adjustments are comprised of (i) tax restatement and remediation expenses of $43 million, (ii) $64 million in operating losses and tax expense related to legacy lump sum contracts in Iraq, (iii) $23 million in other adjustments consisting of severance and other charges including $7 million in investigation related expenses.
Note (d):  Non-GAAP adjustments are comprised of (i) tax restatement and remediation expenses of $15 million, (ii) $31 million in operating losses and tax expense related to legacy lump sum contracts in Iraq, (iii) $29 million in other adjustments consisting of severance and other charges including $2 million in investigation related expenses.
Note (e):  GAAP Effective Tax Rate is GAAP provision for income taxes divided by GAAP income before income taxes.
Note (f):  Annual Effective Tax Rate is the Non-GAAP provision for income taxes divided by Non-GAAP income before income taxes.

Weatherford International Ltd.
Selected Balance Sheet Data
(Unaudited)
(In Millions)

	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012

Assets:
Cash and Cash Equivalents	$286	$300	$365	$381	$339
Accounts Receivable, Net	3,850	3,885	3,911	3,608	3,358
Inventories, Net	3,744	3,675	3,676	3,399	3,301
Property, Plant and Equipment, Net	8,299	8,299	8,122	7,733	7,591
Goodwill and Intangibles, Net	4,485	4,637	4,653	4,581	5,152
Equity Investments	660	646	642	629	634

Liabilities:
Accounts Payable	2,191	2,108	2,023	1,635	1,684
Short-term Borrowings and Current Portion of Long-term Debt	1,896	1,585	1,606	1,263	1,902
Long-term Debt	7,032	7,049	7,300	7,311	5,989

Weatherford International Ltd.
Net Debt
(Unaudited)
(In Millions)

Change in Net Debt for the Three Months Ended 3/31/2013:
Net Debt at 12/31/2012	$(8,334)
Operating Income	279
Depreciation and Amortization	346
Other Items	38
Capital Expenditures	(400)
Increase in Working Capital	(67)
Income Taxes Paid	(124)
Interest Paid	(183)
Acquisitions and Divestitures of Assets and Businesses, Net	81
Other	(278)
Net Debt at 3/31/2013	$(8,642)

Components of Net Debt	3/31/2013	12/31/2012
Cash	$286	$300
Short-term Borrowings and Current Portion of Long-term Debt	(1,896)	(1,585)
Long-term Debt	(7,032)	(7,049)
Net Debt	$(8,642)	$(8,334)

"Net Debt" is debt less cash.  Management believes that Net Debt provides useful information regarding the level of Weatherford indebtedness by reflecting cash that could be used to repay debt.
Working capital is defined as accounts receivable plus inventory less accounts payable.